Exhibit 99.1

IMMUNOMEDICS STRONGLY ENCOURAGES STOCKHOLDERS TO REJECT THE VENBIO NOMINEES — WITH FOUR NEW INDEPENDENT DIRECTORS AND A ROBUST VALUE-MAXIMIZATION PROCESS, STOCKHOLDERS SHOULD NOT RISK GIVING VENBIO DIRECTORS CONTROL OF THE IMMUNOMEDICS BOARD OF DIRECTORS

Orderly Changes — Including Adding a Majority of New Stockholder-Friendly Independent Directors — Have Already Been Implemented at Immunomedics and the Commitment to Management Succession is Being Led by the

New Independent Directors

Your Board is Intensely Focused on Preserving and Maximizing the Value-Creation Opportunities Already Underway to Commercialize IMMU-132 and Other Key Pipeline Assets

venBio has NO Real Plan — Its So-Called “100 Day Plan” has NO Substance

Do Not Believe the Statements and Mischaracterizations by venBio;

Electing the venBio Nominees Likely Poses Risks of Significant Harm to the Ultimate Value of the Commercialization of IMMU-132 and the Other Immunomedics Pipeline Assets

Immunomedics Urges Stockholders to Vote FOR the Immunomedics Director Nominees on the WHITE Proxy Card Today to Protect the Value of Their Investment

Immunomedics Comments on ISS and Glass Lewis Recommendations

Morris Plains, N.J., February 7, 2017 --- Immunomedics, Inc. (NASDAQ: IMMU) (“Immunomedics” or the “Company”) today issued the following statement in advance of the election of directors to Immunomedics’ Board of Directors at the Company’s Annual Meeting of Stockholders and in response to reports by Institutional Shareholder Services (“ISS”) and Glass Lewis:

Since the new Board was announced on January 9, 2017, it has engaged with and listened very carefully to a significant number of Immunomedics stockholders, including venBio Select Advisor LLC (“venBio”). Immunomedics has done everything that venBio is publicly seeking, including reconstituting the Board with four new independent directors. Furthermore, Immunomedics offered numerous settlement agreements to venBio to help lead this process, including: appointing two or more venBio representatives to the Board; appointing venBio to the committee overseeing the ongoing leadership transition; and appointing a venBio representative to the independent Transaction Committee formed to oversee the Board’s broad strategic process to maximize value and naming a venBio representative as Chairman of the Transaction Committee and a member of the CEO Search Committee.

We firmly believe that handing over effective control of the Company to venBio would be value destructive to your investment. venBio has no real or substantive plan for Immunomedics, other than to replace management and evaluate a potential plan once it gains control. Furthermore, venBio would assume effective control without other stockholders receiving an appropriate control premium.

The new Board has made the right enhancements on behalf of all stockholders to immediately work to bring IMMU-132 closer to commercialization and to maximize the company's value. The Company retained Greenhill & Co. as our outside strategic and financial advisor in October 2016, and they are working with the totally independent Transaction Committee on the robust value maximization process. The process is supported by independent third-party experts who have conducted a full commercial assessment and an independent audit of the Company’s Phase 3 and commercial manufacturing facilities, processes and other relevant regulatory areas.

Immunomedics is on the right path toward significant value creation. IMMU-132 would not be on the verge of a Phase 3 trial for patients with metastatic triple-negative breast cancer (TNBC) and the anticipated midyear filing for accelerated approval to the U.S. Food and Drug Administration (FDA) without the Company’s more than 140 talented and dedicated employees, including Dr. David Goldenberg, Chairman, and Cynthia Sullivan, Chief Executive Officer. As evidenced at the Company’s recent Investor R&D Day, IMMU-132 is being advanced for other indications and significant progress is being made with the Company’s other promising pipeline assets. These important actions are all designed to result in additional, substantial value creation for stockholders now or in the future.

The independent members of the Board, assisted by Greenhill & Co. and its legal advisors, have led the discussion and all negotiations with all parties in the robust strategic process. The management team is providing the crucial and necessary continuity to enable the Company’s strategic process and near-term advancement of IMMU-132. Your Board’s independent directors, assisted by an expert executive search firm, are in the process of selecting the appropriate new Chief Executive to reflect the ongoing strategic process and the development status of the Company’s numerous assets. Immunomedics’ new Vice Chairman will transition to the role of Chairman by June 30, 2017.

The facts are that your new Board has already taken all the right steps to advance stockholder interests and has a robust process underway toward the commercialization of IMMU-132 and Immunomedics’ other pipeline assets to create significant stockholder value.

While your new Board is acutely focused on the present and future of Immunomedics, we respectfully submit that ISS and Glass Lewis reached the wrong conclusion by over-focusing on the past. In their reports, ISS and Glass Lewis completely disregarded venBio’s numerous blatantly false and misleading statements about the new Immunomedics directors’ qualifications. ISS also chose to ignore all the changes already made by the Board that were recommended by venBio, including appointing new independent directors and implementing a leadership succession plan and the independent director-led value maximization process. ISS also chose to ignore the reasonable settlement offers made to venBio and venBio’s unwillingness to settle for anything less than control — without offering any control premium to other stockholders.

We urge stockholders to protect the value of their investment and disregard venBio’s self-serving campaign by voting “FOR” the Immunomedics director nominees on the WHITE proxy card — Jason Aryeh, Dr. Geoffrey Cox, Robert Forrester, Dr. David M. Goldenberg, Brian A. Markison, Bob Oliver and Cynthia L. Sullivan.

Immunomedics reminds stockholders that their vote is important, no matter how many or how few shares they own. Immunomedics urges all stockholders to use the WHITE proxy card to vote “FOR” the Company’s director nominees. Stockholders who submitted a gold proxy have every legal right to change their vote, as only the latest-dated proxy counts.

If you have any questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor listed below:

105 Madison Avenue
New York, New York 10016

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

Email: immu@mackenziepartners.com

Vinson & Elkins L.L.P. and DLA Piper LLP (US) are serving as legal advisors and Greenhill & Co., LLC is serving as financial advisor to Immunomedics.

About Immunomedics

Immunomedics is a clinical-stage biopharmaceutical company developing monoclonal antibody-based products for the targeted treatment of cancer, autoimmune disorders and other serious diseases. Immunomedics’ advanced proprietary technologies allow the Company to create humanized antibodies that can be used either alone in unlabeled or “naked” form, or conjugated with radioactive isotopes, chemotherapeutics, cytokines or toxins. Using these technologies, Immunomedics has built a pipeline of eight clinical-stage product candidates. Immunomedics’ portfolio of investigational products includes antibody-drug conjugates (ADCs) that are designed to deliver a specific payload of a chemotherapeutic directly to the tumor while reducing overall toxic effects that are usually found with conventional administration of these chemotherapeutic agents. Immunomedics’ most advanced ADCs are sacituzumab govitecan (IMMU-132) and labetuzumab govitecan (IMMU-130), which are in Phase 2 trials for a number of solid tumors and metastatic colorectal cancer, respectively. IMMU-132 has received Breakthrough Therapy Designation from the FDA for the treatment of patients with triple-negative breast cancer who have failed at least two prior therapies for metastatic disease. Immunomedics has a research collaboration with Bayer to study epratuzumab as a thorium-227-labeled antibody. Immunomedics has other ongoing collaborations in oncology with independent cancer study groups. The IntreALL Inter-European study group is conducting a large, randomized Phase 3 trial combining epratuzumab with chemotherapy in children with relapsed acute lymphoblastic leukemia at clinical sites in Australia, Europe, and Israel. Immunomedics also has a number of other product candidates that target solid tumors and hematologic malignancies, as well as other diseases, in various stages of clinical and preclinical development. These include combination therapies involving its antibody-drug conjugates, bispecific antibodies targeting cancers and infectious diseases as T-cell redirecting immunotherapies, as well as bispecific antibodies for next-generation cancer and autoimmune disease therapies, created using its patented DOCK-AND-LOCK® protein conjugation technology. The Company believes that its portfolio of intellectual property, which includes approximately 306 active patents in the United States and more than 400 foreign patents, protects its product candidates and technologies. For additional information on the Company, please visit its website at www.immunomedics.com. The information on its website does not, however, form a part of this press release.

Important Additional Information

Immunomedics, Inc. (the “Company”), its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the matters to be considered at the Company’s 2016 Annual Meeting. The Company has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Company stockholders. COMPANY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS), THE ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials filed by the Company with the SEC. Stockholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.immunomedics.com, by writing to Immunomedics, Inc. at 300 The American Road, Morris Plains, New Jersey 07950, or by calling the Company’s proxy solicitor, or by calling Dr. Chau Cheng, Senior Director, Investor Relations & Corporate Secretary, (973) 605-8200, extension 123.

Forward-Looking Statements

This release, in addition to historical information, may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such statements, including statements regarding clinical trials (including the funding therefor, anticipated patient enrollment, trial outcomes, timing or associated costs), regulatory applications and related timelines, out-licensing arrangements (including the timing and amount of contingent payments), forecasts of future operating results, potential collaborations, and capital raising activities, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. Factors that could cause such differences include, but are not limited to, the Company’s dependence on business collaborations or availability of required financing from capital markets, or other sources on acceptable terms, if at all, in order to further develop our products and finance our operations, new product development (including clinical trials outcome and regulatory requirements/actions), the risk that we or any of our collaborators may be unable to secure regulatory approval of and market our drug candidates, risks associated with the outcome of pending litigation and competitive risks to marketed products, and the Company’s ability to repay its outstanding indebtedness, if and when required, as well as the risks discussed in the Company’s filings with the Securities and Exchange Commission. The Company is not under any obligation, and the Company expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

For More Information:

Dr. Chau Cheng

Senior Director, Investor Relations & Corporate Secretary

(973) 605-8200, extension 123

ccheng@immunomedics.com

Media

Dan Katcher / Ed Trissel / Nick Lamplough

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

Investors

Dan Burch/Bob Marese

MacKenzie Partners, Inc.

dburch@mackenziepartners.com / bmarese@mackenziepartners.com

(212) 929-5500